Exhibit 99.1

Vespoint Acquires Controlling Interest In Midwest Holding

NEW YORK and LINCOLN, Neb., July 2, 2018 /PRNewswire/ -- Midwest Holding Inc. (OTCQB: MDWT) ("Midwest"), together with its wholly-owned subsidiary American Life & Security Corp. ("American Life"), a Nebraska-based life and annuity insurer, announced today that Vespoint LLC ("Vespoint"), has acquired a controlling interest in Midwest. The acquisition is the first in Vespoint's portfolio of insurance-focused investment, management and technology companies.

"I could not be more pleased with the meaningful partnership we have struck with Vespoint," remarked Mark Oliver, CEO of Midwest. "Vespoint is not merely a capital partner to us; they are helping to transform our company into the dynamic Midwestern insurance company we have always strived to be. Our shareholders are going to be proud of the company we are building."

Current and future policyholders and distribution partners can expect a well-capitalized American Life with a focus on innovative products. The Vespoint and American Life teams have been closely working together leading up to the acquisition and have taken the first important step in accomplishing these objectives.

"In looking to make our first insurance acquisition, we targeted Nebraska as a key strategic location to build our business," said Mike Minnich, co-CEO of Vespoint and new President of American Life. "We firmly believe that technology will play an exciting and essential role in the future of insurance by both improving customer experience and reducing operating costs. In partnering with American Life, we have found a team that embraces this vision."

"We are excited about the opportunity to combine American Life's strong, experienced management team with additional capital, resources and technology," added Michael Salem, Co-CEO of Vespoint and new Chairman of American Life. "The company is an excellent platform on which to build a premier life and annuity insurer."

About Midwest Holding Inc.
Midwest Holding Inc., founded in 2003, is a financial services organization headquartered in Lincoln, Nebraska, providing quality products and services to clients across the U.S. In September 2009, Midwest capitalized American Life & Security Corp., the first life insurance company organized in the state of Nebraska in more than 30 years. www.midwestholding.com

About American Life & Security Corp.
American Life is a life and annuity insurance company located in Lincoln, Nebraska. American Life is the result of multiple mergers and acquisitions with its earliest predecessor company dating to 1960. American Life provides life and annuity products to its Midwest policyholder base. www.americanlifeandsecurity.com

About Vespoint LLC
Vespoint is a private insurance-focused investment, management and technology company founded by insurance and asset management veterans Michael Minnich and Michael Salem. Combining industry expertise with an innovative approach, Vespoint is uniquely positioned to take advantage of a rapidly changing insurance marketplace. www.vespointllc.com

Additional Information

Midwest is subject to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files with the Securities and Exchange Commission (the "SEC") annual, quarterly and current reports, proxy statements and other documents. You may review and obtain copies of each such document filed by the Company with the SEC at the SEC's address or website. Additional information regarding the agreement under which Vespoint, through its wholly owned subsidiary, Xenith Holdings LLC, acquired its controlling interest in Midwest can be found in Midwest's Current Report on Form 8-K filed with the SEC on May 14, 2018.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "potential," "possible," "probable" or statements that certain actions, events or results "may," "will," "should," or "could" be taken, occur or be achieved. The forward-looking statements include statements about future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Midwest and Vespoint in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: inability of management to execute its plans to meet its goals; Midwest's inability to obtain additional capital in order to seek its proposed insurance expansion; lack of market acceptance of new insurance products; difficulties in integrating additional resources into the business plan of Midwest; breakdowns and failure of technology systems and the possibility that operating costs may not be reduced with the implementation of new technology. Midwest's annual report on Form 10-K for the year ended December 31, 2017, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Midwest and Vespoint undertake no obligation to revise or update publicly any forward-looking statements, except as required by law.